UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Kid Brands, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

KID BRANDS, INC.

One Meadowlands Plaza, 8th Floor

East Rutherford, New Jersey 07073

Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual Meeting of Shareholders of Kid Brands, Inc. to Be Held at 10:30 a.m., local time, on Thursday, July 18, 2013 at our corporate headquarters located at One Meadowlands Plaza, East Rutherford, New Jersey 07073, in the first floor conference center.

Name

Address

City, State Zip Code

You are receiving this communication because you hold shares in Kid Brands, Inc.

This is NOT a ballot. You cannot use this notice to vote such shares. This communication presents only an overview of the more complete proxy materials, which contain important information and are available to you on the Internet or by mail. You may view the Proxy Statement, Annual Report on Form 10-K for the year ended December 31, 2012 and Amendment No. 1 thereto at www.cfpproxy.com/5404 or easily request a paper or e-mail copy (see below).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

The 2013 Annual Meeting of Shareholders of the Company will be held this year for the following purposes:

1.	To elect six directors to serve until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified (Proposal 1);

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2013 calendar year (Proposal 2);

3.	To conduct a non-binding advisory vote on the compensation of the Company’s named executive officers (Proposal 3);

4.	To approve the conversion of 600,000 cash-exercisable stock appreciation rights granted to the Company’s President and Chief Executive Officer in connection with his appointment into 600,000 non-qualified stock options under the Company’s current Equity Incentive Plan, notwithstanding the provisions thereof which limit the number of stock options that may be granted to any participant thereunder in any one plan year to 350,000 and prohibit the grant of any awards thereunder after July 10, 2013 (Proposal 4);

5.	To approve the Company’s 2013 Equity Incentive Plan (Proposal 5); and

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote “FOR” each of the nominees to the Board (Proposal 1); “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2013 calendar year (Proposal 2); “FOR” approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 3); “FOR” approval of the conversion of 600,000 cash-exercisable stock appreciation rights granted to the Company’s President and Chief Executive Officer in connection with his appointment into 600,000 non-qualified stock options under the Company’s current Equity Incentive Plan, notwithstanding the provisions thereof which limit the number of stock options that may be granted to any participant thereunder in any one plan year to 350,000 and prohibit the grant of any awards thereunder after July 10, 2013 (Proposal 4); and “FOR” approval of the Company’s 2013 Equity Incentive Plan (Proposal 5).

This Notice also constitutes notice of the 2013 Annual Meeting of Shareholders of Kid Brands, Inc. Only shareholders of record at the close of business on May 24, 2013 are entitled to notice of and to vote at such meeting, or any adjournment or postponement thereof.

You may vote on-line, by phone, by mail or in person. If you wish to vote on-line or by phone, you will need your Shareholder Control Number which can be found in the bottom right hand corner of this notice and the web address and/or toll-free phone number, both of which are included on the proxy card. No other personal information is required in order to vote in this manner. If you wish to vote by mail, you can request a paper copy of the materials, which will include a proxy card and a Business Reply Envelope. If you wish to vote in person at the Annual Meeting, please check our Proxy Statement for special requirements for meeting attendance and voting in person. Directions to attend the 2013 Annual Meeting where you may vote in person can be found in the Proxy Statement.

You may access the following proxy materials at www.cfpproxy.com/5404: Letter to Shareholders; Notice of the 2013 Annual Meeting of Shareholders; 2013 Proxy Statement (including all attachments thereto); Annual Report on Form 10-K for the year ended December 31, 2012 and Amendment No. 1 thereto; and any amendments to the foregoing materials that are required to be furnished to shareholders.

If you want to receive a paper or e-mail copy of these documents, you must request one (you will not otherwise receive a paper or e-mail copy of the proxy materials). There is NO charge to you for requesting a copy. Please make your request for a copy as instructed below on or before July 2, 2013 to facilitate timely delivery. To request a paper or e-mail copy of these items, you will need your Shareholder Control Number that can be found in the lower right hand corner of this letter. Then, either:

•	Call our toll-free number, (800) 951-2405;

•	Visit our website at http://www.cfpproxy.com/5404; or

•	Send us an email at fulfillment@rtco.com.

and enter the Shareholder Control Number when prompted or, if you send us an email, enter it in the subject line.

You will have the opportunity to make a request to receive paper or e-mail copies for all future meetings (which you may later revoke at any time) or only for the 2013 Annual Meeting of Shareholders.

Shareholder Control Number